UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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NTELOS Holdings Corp.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 27, 2015

Dear Fellow Stockholder,

We have previously sent you proxy materials for the Annual Meeting of Stockholders of NTELOS Holdings Corp., to be held on November 11, 2015. Among other items, shareholders will consider the proposed merger with Shenandoah Telecommunications Company. Your Board of Directors recommends that you vote FOR the proposed transaction, “FOR” all director nominees listed in proposal 3 and “FOR” all the other proposals on the agenda.

Since approval of the proposed merger requires an affirmative vote by a majority of the outstanding shares, your vote is important, no matter how many or how few shares you own. Please take the time to vote your shares TODAY--by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Sincerely,

Rodney D. Dir
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT!

Remember, you can vote your shares by telephone or via the Internet.
Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

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